EXHIBIT 99.1

News Release
- -----------
Sitrick and Company, Inc.
Los Angeles/New York


                              Contact:  Rivian Bell
                                        Sitrick and Company, Inc.
                                        (310) 788-2850 (24 hours)
                                        (800) 686-1910 (pager)
For Immediate Release
- ---------------------



        SMITH CORONA LENGTHENS PLAN CONFIRMATION SCHEDULE


     New Canaan, Conn. -- July 29, 1996 -- Smith Corona
Corporation reported today that it has received approval from the U.S. Bankruptcy Court to adjust the scheduled confirmation of its Plan of Reorganization from Sept. 9 to Oct. 7, 1996.

     In its motion, the company indicated that the official committee representing the unsecured creditors had requested the change to "allow additional time to resolve certain open claims and complete other tasks" related to confirmation of the Plan.

     The Court approved the following schedule for Smith Corona events:

     - Aug. 16, 1996 - Mailing of notices and solicitation materials to eligible creditors;

     - Sept. 23, 1996 - Administrative claims bar date for claims that occurred on or before Aug. 16, 1996;

     - Sept. 23, 1996 (4:30 p.m., Prevailing Eastern Time) -
Deadline for receipt of all ballots;

     - Oct. 7, 1996 (2:00 p.m., Prevailing Eastern Time) -
Confirmation hearing in Wilmington, Del.

     Smith Corona is a leading worldwide manufacturer and marketer of personal word processors, portable electric typewriters, label printers, and other products and accessories for use in the office, home and school. The company filed under Chapter 11 of the U.S. Bankruptcy Code on July 5, 1995, and its
Disclosure Statement was approved on July 16, 1996.


                            #   #   #